MERRILL LYNCH                                     Global
                                    Mortgage & Real Estate Capital






The  attached  tables  and  other  statistical   analyses  (the   "Computational
Materials") are privileged and confidential and are intended for use by the addressee only. These Computational Materials are furnished to you solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and not by the issuer of the securities or any of its affiliates. The issuer of these securities has not prepared or taken part in the preparation of these materials. Neither Merrill Lynch, the issuer of the securities nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable Prospectus Supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information herein may not be provided by the addressees to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.


Numerous assumptions were used in preparing the Computational Materials which may or may not be stated therein. As such, no assurance can be given as to the accuracy, appropriateness or completeness of the Computational Materials in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.


Any yields or weighted  average lives shown in the  Computational  Materials are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.


Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Computational Materials on any matter discussed in this communication. A final prospectus and prospectus supplement may be obtained by contacting the Merrill Lynch Trading Desk at (212) 449-5320.


Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.


If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

                                  RFMSI 2001-S4
                           30yr Fixed Rate Collateral



Collateral Type:                                   30yr Fixed Rate

Pass-Through Coupon:                   7.250%

AAA Principal Balance:                 $200,000,000         +/- 5%

Average Loan Balance:                  $370,000 Appox.

Approx. Gross WAC:                     7.95%                +/- 15bps

WAM:                                   357 +/- 2            max. 360

WA LTV:                                74% Approx.

Full Doc                               85-90% Approx

Cash-Out Refi.:                               10% Approx.

Single Family (including PUDS)         94% Approx.

Geographic:                            45% California Max.

Rating/Subordination:                  AAA/   4.0%          +/- 50bps

Settlement:                            February 28, 2001

Whole Loan Desk                        AAA -  Dan Lonski    - 449-5326
                                              Kerry Grogan



The information herein has been provided solely by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). Neither Merrill Lynch, the Issuer of the securities nor any of its affiliates make any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The  information  contained  herein will be superseded by the description of the
collateral  pool  contained  in  the  prospectus   supplement  relating  to  the
securities.


--------------------------------------------------------------------------------
Recipients must read the information contained in the attached statement. Do not use or rely on this information if you have not received and reviewed the statement. If you have not received the statement, call your Merrill Lynch account executive for another copy.



                                PRICE/YIELD TO MATURITY Table for ZRES01S4_23PM Class A1              Merrill Lynch & Company
 Settlement: February 28, 2001   Current Balance: $100,000,000.00  Current Coupon: 7.25%                          HyperStruct
 Last Payment: None                                                                              Next Payment: March 25, 2001
 ----------------------------------------------------------------------------------------------------------------------------
                                            No default scenario exists
 ----------------------------------------------------------------------------------------------------------------------------

                                           Scenario Assumption

            ------------  ------------  ------------  ------------  ------------  ------------  ------------
              100 PSA       200 PSA       350 PSA       400 PSA       500 PSA       800 PSA       1000 PSA
            ------------  ------------  ------------  ------------  ------------  ------------  ------------
    Price   Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur
   ------   ------------  ------------  ------------  ------------  ------------  ------------  ------------

    99-16   7.369   6.66  7.372   4.99  7.376   3.62  7.377   3.32  7.380   2.86  7.388   2.05  7.393   1.76
    99-18   7.360         7.359         7.359         7.359         7.358         7.358         7.357
    99-20   7.350         7.347         7.342         7.340         7.337         7.327         7.322
    99-22   7.341         7.334         7.324         7.321         7.315         7.297         7.286

    99-24   7.331   6.67  7.322   5.00  7.307   3.63  7.302   3.33  7.293   2.86  7.266   2.05  7.251   1.76
    99-26   7.322         7.309         7.290         7.284         7.271         7.236         7.215
    99-28   7.313         7.297         7.273         7.265         7.249         7.205         7.180
    99-30   7.303         7.284         7.256         7.246         7.228         7.175         7.145

   100-00   7.294   6.68  7.272   5.01  7.239   3.63  7.228   3.33  7.206   2.87  7.145   2.05  7.109   1.76
   100-02   7.285         7.260         7.222         7.209         7.184         7.115         7.074
   100-04   7.276         7.247         7.204         7.190         7.163         7.084         7.039
   100-06   7.266         7.235         7.187         7.172         7.141         7.054         7.004

   100-08   7.257   6.70  7.223   5.02  7.170   3.64  7.153   3.34  7.119   2.87  7.024   2.06  6.969   1.77
   100-10   7.248         7.210         7.153         7.135         7.098         6.994         6.934
   100-12   7.239         7.198         7.136         7.116         7.076         6.964         6.898
   100-14   7.229         7.186         7.119         7.098         7.055         6.934         6.863

   100-16   7.220   6.71  7.173   5.03  7.102   3.65  7.079   3.35  7.033   2.88  6.903   2.06  6.828   1.77
   100-18   7.211         7.161         7.085         7.061         7.012         6.873         6.793
   100-20   7.202         7.149         7.069         7.042         6.990         6.843         6.759
   100-22   7.192         7.136         7.052         7.024         6.969         6.813         6.724

   100-24   7.183   6.72  7.124   5.04  7.035   3.66  7.005   3.35  6.947   2.88  6.784   2.06  6.689   1.77
   100-26   7.174         7.112         7.018         6.987         6.926         6.754         6.654
   100-28   7.165         7.100         7.001         6.969         6.905         6.724         6.619
   100-30   7.156         7.087         6.984         6.950         6.883         6.694         6.584

   101-00   7.147   6.74  7.075   5.05  6.967   3.66  6.932   3.36  6.862   2.89  6.664   2.06  6.550   1.77
   101-02   7.138         7.063         6.951         6.914         6.841         6.634         6.515
   101-04   7.128         7.051         6.934         6.895         6.819         6.604         6.480

 WAL        11.525         7.538         4.817         4.295         3.537         2.360         1.988

 1st Prin 03/25/01      03/25/01      03/25/01      03/25/01      03/25/01      03/25/01      03/25/01
 Mat.     11/25/30      11/25/30      11/25/30      11/25/30      11/25/30      10/25/07      11/25/05

 -------------------------------------------------------------------------------
Recipient  must read the  information  in the attached  underwriter's  statement regarding  computational  materials and other information (the 'Statement').  If the statement is not attached,  please contact your account  representative.  Do not use or rely on this  information  if you have not  received and reviewed the
Statement.







                                PRICE/YIELD TO MATURITY Table for ZRES01S4_23PM Class A2              Merrill Lynch & Company
 Settlement: February 28, 2001   Current Balance: $84,001,000.00  Current Coupon: 7.25%                           HyperStruct
 Last Payment: None                                                                              Next Payment: March 25, 2001
 ----------------------------------------------------------------------------------------------------------------------------
                                            No default scenario exists
 ----------------------------------------------------------------------------------------------------------------------------

                                                      Scenario Assumption

            ------------  ------------  ------------  ------------  ------------  ------------  ------------
              100 PSA       200 PSA       350 PSA       400 PSA       500 PSA       800 PSA       1000 PSA
            ------------  ------------  ------------  ------------  ------------  ------------  ------------
    Price   Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur
   ------   ------------  ------------  ------------  ------------  ------------  ------------  ------------

    99-16+  7.368   5.41  7.371   3.90  7.375   2.79  7.376   2.56  7.379   2.23  7.385   1.69  7.388   1.48
    99-18+  7.356         7.355         7.353         7.352         7.351         7.348         7.346
    99-20+  7.345         7.339         7.330         7.328         7.323         7.311         7.304
    99-22+  7.333         7.323         7.308         7.303         7.295         7.274         7.262

    99-24+  7.322   5.42  7.307   3.91  7.286   2.79  7.279   2.57  7.267   2.24  7.237   1.69  7.220   1.48
    99-26+  7.310         7.291         7.263         7.255         7.239         7.200         7.178
    99-28+  7.299         7.275         7.241         7.231         7.211         7.163         7.136
    99-30+  7.287         7.259         7.219         7.206         7.184         7.126         7.094

   100-00+  7.276   5.43  7.243   3.92  7.196   2.79  7.182   2.57  7.156   2.24  7.090   1.69  7.052   1.48
   100-02+  7.265         7.228         7.174         7.158         7.128         7.053         7.010
   100-04+  7.253         7.212         7.152         7.134         7.100         7.016         6.968
   100-06+  7.242         7.196         7.130         7.110         7.073         6.979         6.926

   100-08+  7.230   5.44  7.180   3.92  7.108   2.80  7.086   2.57  7.045   2.24  6.943   1.69  6.884   1.49
   100-10+  7.219         7.164         7.085         7.062         7.017         6.906         6.843
   100-12+  7.208         7.148         7.063         7.038         6.990         6.870         6.801
   100-14+  7.196         7.133         7.041         7.013         6.962         6.833         6.759

   100-16+  7.185   5.45  7.117   3.93  7.019   2.80  6.989   2.58  6.935   2.25  6.797   1.70  6.718   1.49
   100-18+  7.173         7.101         6.997         6.965         6.907         6.760         6.676
   100-20+  7.162         7.085         6.975         6.942         6.880         6.724         6.635
   100-22+  7.151         7.070         6.953         6.918         6.852         6.687         6.593

   100-24+  7.140   5.46  7.054   3.93  6.931   2.80  6.894   2.58  6.825   2.25  6.651   1.70  6.552   1.49
   100-26+  7.128         7.038         6.909         6.870         6.797         6.615         6.510
   100-28+  7.117         7.023         6.887         6.846         6.770         6.578         6.469
   100-30+  7.106         7.007         6.865         6.822         6.743         6.542         6.428

   101-00+  7.094   5.47  6.991   3.94  6.843   2.81  6.798   2.58  6.715   2.25  6.506   1.70  6.387   1.49
   101-02+  7.083         6.976         6.821         6.774         6.688         6.470         6.345
   101-04+  7.072         6.960         6.799         6.751         6.661         6.434         6.304

 WAL         7.984         5.113         3.350         3.035         2.589         1.893         1.642

 1st Prin 03/25/01      03/25/01      03/25/01      03/25/01      03/25/01      03/25/01      03/25/01
 Mat.     06/25/18      05/25/13      09/25/08      10/25/07      06/25/06      09/25/04      02/25/04


 -------------------------------------------------------------------------------

Recipient must read the information in the attached underwriter's statement regarding computational materials and other information (the 'Statement'). If the statement is not attached, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.




                               PRICE/YIELD TO MATURITY Table for ZRES01S4_23PM Class A3              Merrill Lynch & Company
 Settlement: February 28, 2001    Current Balance: $5,999,000.00  Current Coupon: 7.25%                           HyperStruct
 Last Payment: None                                                                              Next Payment: March 25, 2001
 ----------------------------------------------------------------------------------------------------------------------------
                                            No default scenario exists
 ----------------------------------------------------------------------------------------------------------------------------

                                           Scenario Assumption

            ------------  ------------  ------------  ------------  ------------  ------------  ------------
              100 PSA       200 PSA       350 PSA       400 PSA       500 PSA       800 PSA       1000 PSA
            ------------  ------------  ------------  ------------  ------------  ------------  ------------
    Price   Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur
   ------   ------------  ------------  ------------  ------------  ------------  ------------  ------------

    96-19   7.504  20.84  7.552  15.70  7.663   9.92  7.718   8.37  7.865   5.95  8.170   3.70  8.346   3.04
    96-21   7.501         7.547         7.656         7.711         7.854         8.153         8.325
    96-23   7.498         7.543         7.650         7.703         7.843         8.135         8.304
    96-25   7.495         7.539         7.643         7.695         7.832         8.118         8.283

    96-27   7.492  20.85  7.535  15.70  7.637   9.92  7.688   8.38  7.822   5.95  8.101   3.70  8.262   3.04
    96-29   7.489         7.531         7.630         7.680         7.811         8.083         8.240
    96-31   7.486         7.527         7.624         7.672         7.800         8.066         8.219
    97-01   7.483         7.523         7.617         7.665         7.789         8.049         8.198

    97-03   7.480  20.85  7.519  15.70  7.611   9.93  7.657   8.38  7.779   5.95  8.032   3.71  8.177   3.04
    97-05   7.477         7.515         7.605         7.650         7.768         8.014         8.156
    97-07   7.474         7.511         7.598         7.642         7.757         7.997         8.135
    97-09   7.471         7.507         7.592         7.634         7.746         7.980         8.114

    97-11   7.468  20.85  7.503  15.71  7.585   9.93  7.627   8.38  7.736   5.95  7.963   3.71  8.093   3.04
    97-13   7.464         7.499         7.579         7.619         7.725         7.945         8.072
    97-15   7.461         7.494         7.572         7.611         7.714         7.928         8.051
    97-17   7.458         7.490         7.566         7.604         7.703         7.911         8.030

    97-19   7.455  20.85  7.486  15.71  7.560   9.93  7.596   8.39  7.693   5.95  7.894   3.71  8.010   3.05
    97-21   7.452         7.482         7.553         7.589         7.682         7.877         7.989
    97-23   7.449         7.478         7.547         7.581         7.671         7.859         7.968
    97-25   7.446         7.474         7.540         7.573         7.661         7.842         7.947

    97-27   7.443  20.85  7.470  15.71  7.534   9.94  7.566   8.39  7.650   5.96  7.825   3.71  7.926   3.05
    97-29   7.440         7.466         7.528         7.558         7.639         7.808         7.905
    97-31   7.437         7.462         7.521         7.551         7.629         7.791         7.884
    98-01   7.434         7.458         7.515         7.543         7.618         7.774         7.864

    98-03   7.431  20.86  7.454  15.72  7.508   9.94  7.536   8.39  7.607   5.96  7.757   3.71  7.843   3.05
    98-05   7.428         7.450         7.502         7.528         7.597         7.740         7.822
    98-07   7.425         7.446         7.496         7.521         7.586         7.723         7.801

 WAL        22.927        17.666        11.049         9.168         6.230         3.860         3.171

 1st Prin 06/25/18      05/25/13      09/25/08      10/25/07      06/25/06      09/25/04      02/25/04
 Mat.     11/25/30      11/25/30      11/25/30      11/25/30      12/25/08      05/25/05      07/25/04

 -------------------------------------------------------------------------------

Recipient must read the information in the attached underwriter's statement regarding computational materials and other information (the 'Statement'). If the statement is not attached, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.




                                PRICE/YIELD TO MATURITY Table for ZRES01S4_23PM Class A4              Merrill Lynch & Company
 Settlement: February 28, 2001   Current Balance: $10,000,000.00  Current Coupon: 7.25%                           HyperStruct
 Last Payment: None                                                                              Next Payment: March 25, 2001
 ----------------------------------------------------------------------------------------------------------------------------
                                            No default scenario exists
 ----------------------------------------------------------------------------------------------------------------------------

                                                      Scenario Assumption

            ------------  ------------  ------------  ------------  ------------  ------------  ------------
              100 PSA       200 PSA       350 PSA       400 PSA       500 PSA       800 PSA       1000 PSA
            ------------  ------------  ------------  ------------  ------------  ------------  ------------
    Price   Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur  Yield    Dur
   ------   ------------  ------------  ------------  ------------  ------------  ------------  ------------

    99-17   7.363   8.60  7.364   7.68  7.364   6.84  7.364   6.65  7.364   6.23  7.367   4.07  7.368   3.32
    99-19   7.356         7.356         7.355         7.355         7.354         7.351         7.349
    99-21   7.349         7.347         7.346         7.345         7.344         7.336         7.330
    99-23   7.342         7.339         7.337         7.336         7.334         7.321         7.312

    99-25   7.334   8.62  7.331   7.69  7.328   6.85  7.327   6.65  7.324   6.24  7.305   4.07  7.293   3.32
    99-27   7.327         7.323         7.319         7.317         7.314         7.290         7.274
    99-29   7.320         7.315         7.309         7.308         7.304         7.275         7.255
    99-31   7.313         7.307         7.300         7.299         7.295         7.260         7.237

   100-01   7.306   8.63  7.299   7.70  7.291   6.86  7.289   6.66  7.285   6.24  7.244   4.08  7.218   3.32
   100-03   7.298         7.291         7.282         7.280         7.275         7.229         7.199
   100-05   7.291         7.283         7.273         7.271         7.265         7.214         7.181
   100-07   7.284         7.275         7.264         7.261         7.255         7.199         7.162

   100-09   7.277   8.64  7.267   7.71  7.255   6.86  7.252   6.67  7.245   6.25  7.183   4.08  7.143   3.33
   100-11   7.270         7.259         7.246         7.243         7.235         7.168         7.125
   100-13   7.262         7.251         7.237         7.233         7.225         7.153         7.106
   100-15   7.255         7.243         7.228         7.224         7.215         7.138         7.088

   100-17   7.248   8.65  7.235   7.72  7.219   6.87  7.215   6.67  7.205   6.25  7.123   4.08  7.069   3.33
   100-19   7.241         7.227         7.210         7.206         7.195         7.107         7.050
   100-21   7.234         7.219         7.201         7.196         7.185         7.092         7.032
   100-23   7.227         7.211         7.192         7.187         7.176         7.077         7.013

   100-25   7.220   8.66  7.203   7.73  7.183   6.88  7.178   6.68  7.166   6.26  7.062   4.08  6.995   3.33
   100-27   7.212         7.195         7.174         7.169         7.156         7.047         6.976
   100-29   7.205         7.187         7.165         7.159         7.146         7.032         6.958
   100-31   7.198         7.179         7.156         7.150         7.136         7.017         6.939

   101-01   7.191   8.68  7.171   7.74  7.147   6.89  7.141   6.69  7.126   6.27  7.002   4.09  6.921   3.33
   101-03   7.184         7.163         7.138         7.132         7.117         6.987         6.902
   101-05   7.177         7.155         7.130         7.123         7.107         6.972         6.884

 WAL        15.733        12.760        10.408         9.913         8.939         5.036         3.955

 1st Prin 03/25/06      03/25/06      03/25/06      03/25/06      03/25/06      05/25/05      07/25/04
 Mat.     11/25/30      11/25/30      11/25/30      11/25/30      11/25/30      10/25/07      11/25/05

 -------------------------------------------------------------------------------

Recipient must read the information in the attached underwriter's statement regarding computational materials and other information (the 'Statement'). If the statement is not attached, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.




                                              SUPPLEMENT TO COMPUTATIONAL MATERIALS



               ----------------------------------------------------------------------------------------------------

                                   Pass-Through Rate:                                    7.250%
                                   Weighted Average Gross Coupon:                        7.950%
                                   Collateral Balance:                           208,333,334.00
                                   Original Term:                                           359
                                   Remaining Term:                                          357
                                   Dated Date:                                February 01, 2001
                                   Settlement Date:                           February 28, 2001
                                   First Distribution Date:                      March 25, 2001



               ====================================================================================================
                     Class                Type            Size        Coupon       Prin Period           WAL

               ====================================================================================================
                      A1                         100,000,000           7.25%       03/01-11/30          4.82
               ----------------------------------------------------------------------------------------------------
                      A2                          84,001,000           7.25%       03/01-09/08          3.35
               ----------------------------------------------------------------------------------------------------
                      A3                           5,999,000           7.25%       09/08-11/30         11.05
               ----------------------------------------------------------------------------------------------------
                      A4                          10,000,000           7.25%       03/06-11/30         10.41
               ----------------------------------------------------------------------------------------------------
                      B1                           8,333,334           7.25%       03/01-11/30         10.02
               ----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
        Recipient must read the information in the attached underwriter's statement regarding computational materials and other information (the 'Statement'). If the statement is not attached, please contact your account representative. Do not use or rely on this information if you have not received and reviewed the Statement.
----------------------------------------------------------------------------------------------------------------------------